SUBSCRIPTION AGREEMENT


      This Subscription Agreement (the "AGREEMENT"), dated as of June 28, 1999, is entered into by and among Fox Broadcasting Company, a Delaware corporation (the "PURCHASER"), and Fox Kids Europe Holdings, Inc., a California corporation (the "COMPANY"), on the following terms and conditions:


                                 R E C I T A L S


      WHEREAS, as of the date hereof, (i) there are 1000 shares of Common Stock (the "COMMON STOCK") of the Company authorized and 1000 shares issued and outstanding and (ii) after giving effect to the amendment required in Section
6.1 hereof, there will be 1000 shares of Class B Stock (as defined herein) authorized, none of which shares is issued or outstanding


      WHEREAS, the Company intends to make an initial public offering (the "IPO") of shares of the Common Stock, or to sell privately to an unaffiliated third-party purchaser shares of the Common Stock to be issued in connection with such sale (the "PRIVATE SALE"), and thereafter may make one or more additional public offerings (each a "SUBSEQUENT PUBLIC OFFERING") and/or one or more additional private sales (each a "SUBSEQUENT PRIVATE SALE");

      WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Purchaser desires to purchase, and the Company desires to issue and sell to Purchaser, shares ("SHARES") of the Class B Stock of the Company;

      WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Purchaser desires to participate in the IPO or Private Sale, as applicable, and, subject to the conditions set forth herein, any Subsequent Public Offerings and any Subsequent Private Sales, and the Company is willing to grant the Purchaser such rights as an inducement to the Purchaser to enter into this Agreement;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt, value and sufficiency of which are hereby acknowledged, the parties agree as follows.

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the meaning set forth below:

           1.1. "BORROWERS" has the meaning given that term in the Credit Agreement.

           1.2. "CALCULATED NUMBER OF SHARES" means, for any Closing, the Purchase Price for such Closing divided by the Related Sale Price for such Closing.

           1.3. "COMMON STOCK" has the meaning set forth in the Recitals to this Agreement.

           1.4. "CLASS B STOCK" means the shares of Class B Non-Voting Common Stock of the Company which shall be authorized by the amendment to the Company's Articles of Incorporation required by Section 6.1 hereof, which amendment shall provide that such Class B Non-Voting Common Stock of the Company shall automatically convert to Common Stock upon the earlier to occur of (a) Purchaser's obtaining HSR Act (as defined herein) approval, and/or other required regulatory approval, or (b) the transfer by the Purchaser of the Shares to any third party (or affiliate of Purchaser) if no regulatory approval is required with respect to such transfer and subsequent conversion to Common Stock.

           1.5. "CLOSING" has the meaning set forth in Section 3 of this Agreement.

           1.6. "CLOSING DATE" has the meaning set forth in Section 3 of this Agreement.

           1.7. "CREDIT AGREEMENT" means that certain Second Amended and Restated Credit Agreement dated as of October 28, 1997 among Saban Entertainment, Inc., FCN Holding, Inc., International Family Entertainment, Inc., Fox Kids Holdings, LLC, the banks, financial institutions and other institutional lenders from time to time party thereto, Citicorp Securities, Inc., Chase Securities, Inc. and BankBoston, N.A., as the Co-Arrangers for the Facilities, and Citicorp USA, Inc., as the Administrative Agent for the Lenders and the other Secured Parties, as amended.

           1.8. "FINAL CLOSING" means the Closing for which the Purchase Price equals the Total Purchase Price less the aggregate of Purchase Prices for all prior Closings (if any).

           1.9. "GOVERNMENTAL ENTITY" has the meaning set forth in Section 4.5 of this Agreement.

           1.10. "HSR ACT" has the meaning set forth in Section 10.3 of this Agreement.

           1.11. "INTERCOMPANY LOAN" means a loan evidenced by an Intercompany Note.

           1.12. "INTERCOMPANY NOTES" has the meaning given that term in the Credit Agreement.

           1.13. "IPO" has the meaning set forth in the Recitals to this Agreement.

           1.14. "LOAN DOCUMENTS" has the meaning given that term in the Credit Agreement.

           1.15. "NOTICES" has the meaning set forth in Section 13.2 of this Agreement.

           1.16. "PIGGYBACK REGISTRATION" has the meaning set forth in Section
11.1 of this Agreement.

           1.17. "PRIVATE SALE" has the meaning set forth in the Recitals to this Agreement.

           1.18. "PURCHASE PRICE" has the meaning set forth in Section 3 of this Agreement.

           1.19. "RELATED SALE" means, for any Closing, the IPO, Private Sale, Subsequent Public Offering or Subsequent Private Sale in connection with which such Closing occurs.


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


           1.20. "RELATED SALE PRICE" means, for any Closing, the price per share at which shares of the Common Stock of the Company are sold in the Related Sale (as to any Related Sale that is an IPO or Subsequent Public Offering, net of underwriter's discount).

           1.21. "SECURITIES ACT" has the meaning set forth in Section 5.4 of this Agreement.

           1.22. "SENIOR NOTES INDENTURES" means, collectively, (a) the 9 1/4% Senior Notes Indenture dated on or about October 28, 1997 between Fox Family Worldwide, Inc., a Delaware corporation ("FFWW"), and The Bank of New York, as Trustee, and (b) the 10 1/4% Senior Discount Notes Indenture dated on or about October 28, 1997 between FFWW and The Bank of New York, as Trustee, in each case as such agreement, instrument or document may have been and/or be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

           1.23. "SHARES" has the meaning set forth in the Recitals to this Agreement.

           1.24. "SUBSEQUENT PRIVATE SALE" has the meaning set forth in the Recitals to this Agreement.

           1.25. "SUBSEQUENT PUBLIC OFFERING" has the meaning set forth in the Recitals to this Agreement.

           1.26. "TAG ALONG SALE" has the meaning set forth in Section 10.1 of this Agreement.

           1.27. "TAG ALONG SALE DATE" has the meaning set forth in Section 10.2 of this Agreement.

           1.28. "TAG ALONG SALE NOTICE" has the meaning set forth in Section
10.2 of this Agreement.

           1.29. "THIRD PARTY" has the meaning set forth in Section 10.1 of this Agreement.

           1.30. "TOTAL PURCHASE PRICE" means $100,000,000.00.

           1.31. "VIOLATION" has the meaning set forth in Section 11.4(a) of this Agreement.

     2. AUTHORIZATION, ISSUANCE AND PURCHASE AND SALE OF THE SHARES OF CLASS B STOCK. The Company hereby agrees to sell and the Purchaser hereby agrees to purchase the Shares on the terms and subject to the conditions set forth in this Agreement. At each Closing (as defined herein), the Company will issue and deliver Shares to the Purchaser against prior payment by the Purchaser of the Purchase Price (as defined herein) for such Closing (in connection with which the parties acknowledge that payment by the Purchaser of the Total Purchase Price shall constitute payment of the Purchase Price for each of the Closings). The Purchaser agrees to pay the Total Purchase Price concurrently with the execution of this Agreement by wire transfer to such account of the Company as the Company has theretofore designated by notice to the Purchaser.


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


     3. CLOSINGS. In connection with the IPO or Private Sale, and in connection with any Subsequent Public Offering or Subsequent Private Sale (until the Final Closing (as defined herein)), the parties shall conduct a closing (each, a "CLOSING"). At each Closing, the Purchaser shall purchase from the Company a number of Shares equal to the Calculated Number of Shares for that Closing for a purchase price (the "PURCHASE PRICE" for such Closing) equal to the lesser of
(a) the Total Purchase Price less the aggregate of Purchase Prices for all prior Closings, if any, and (b) the product of (i) the number of shares of Common Stock being sold in the Related Sale for such Closing and (ii) the Related Sale Price for such Closing. Each Closing shall take place on the later to occur of
(a) the date the Company and an underwriter of recognized national standing execute an underwriting agreement for a firm commitment public offering for the Related Sale (if the Related Sale is the IPO or a Subsequent Public Offering) or the Company's having entered into a binding agreement to complete the Private Sale or Subsequent Private Sale (if the Related Sale is the Private Sale or a Subsequent Private Sale), and (b) satisfaction or waiver of each and every one of the conditions set forth in Sections 6 and 7 hereof as such conditions relate to such Closing, or such other date and time as the parties shall otherwise agree to. The date of each Closing is referred to herein as the "CLOSING DATE" for such Closing. At each Closing, the Company shall issue and deliver to the Purchaser one or more certificates representing the Shares purchased at such Closing.

     4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants that the following representations and warranties are true and correct in all material respects as of the date hereof, and covenants that each such representation and warranty shall be true and correct in all material respects on and as of each Closing Date, with the same force and effect as though made on and as of such Closing Date, except for changes permitted or contemplated by this Agreement. 4.1. ORGANIZATION, STANDING AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with adequate corporate power and authority to own its properties and carry on its business as presently conducted, except where the failure to be so incorporated or to have such power and authority would not have a material adverse effect on the business, financial condition or results of operation of the Company. Upon filing the amendment to its Articles of Incorporation required by Section 6.1 hereof, Company has all necessary corporate power and authority to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby.


           4.2. CAPITALIZATION. The authorized capital stock of the Company consists of 1000 shares of the Common Stock of the Company. After giving effect to the amendment to its Articles of Incorporation required by Section 6.1 hereof, the authorized capital stock of the Company will consist of 1000 shares of the Common Stock of the Company and 1000 shares of the Class B Stock of the Company. As of June 25, 1999, approximately 1000 shares of the Common Stock of the Company and no shares of the Class B Stock of the Company were issued and outstanding.


           4.3. EXECUTION, DELIVERY, AND PERFORMANCE. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company, and the Company has taken all other actions required by law, its Articles of Incorporation and its Bylaws in order to consummate the transactions contemplated by this Agreement. This Agreement constitutes the valid and


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


binding obligations of the Company, and is enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally.

           4.4. ARTICLES OF INCORPORATION. The Company has furnished to the Purchaser a copy of the Articles of Incorporation of the Company, which are in full force and effect.

           4.5. NO CONSENTS. No consent, authorization, order or approval of, or filing or registration with, any governmental authority, commission, board or other regulatory body of the United States or any state or political subdivision thereof, or any foreign jurisdiction (each, a "GOVERNMENTAL Entity"), is required to be made or obtained by the Company for or in connection with the sale by the Company of the Shares to the Purchaser as contemplated hereby.

           4.6. NO CONFLICTS. The execution, delivery and performance by the Company of this Agreement will not conflict with or violate the Articles of Incorporation or Bylaws of the Company, the Senior Notes Indentures or the Credit Agreement or violate any other material agreement to which the Company is a party, including, without limitation, any voting agreement, stockholders agreement or voting trust, or otherwise contravene, conflict with or result in a violation of, any federal, state, local, municipal, foreign, international, multi-national or other administrative order, constitution, law, ordinance, regulation or statute, or give any individual, corporation, partnership, governmental authority or regulatory body or any other person the right to prevent the consummation of the sale of the Shares contemplated hereby.

           4.7. NO BROKER. Except as previously disclosed to the Purchaser, the Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

     5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants that the following representations and warranties are true and correct in all material respects as of the date hereof, and covenants that each such representation and warranty shall be true and correct in all material respects on and as of each Closing Date, with the same force and effect as though made on and as of such Closing Date, except for changes permitted or contemplated by this Agreement:


           5.1. ORGANIZATION, STANDING AND CORPORATE POWER OF THE PURCHASER. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with adequate corporate power and authority to own its properties and carry on its business as presently conducted. The Purchaser has the corporate power and authority to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby.


           5.2. EXECUTION, DELIVERY AND PERFORMANCE BY THE PURCHASER. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Purchaser, and the Purchaser has taken all other actions required by law, its Certificate of Incorporation and its Bylaws in order to consummate the transactions contemplated by this Agreement. This Agreement constitutes the valid and binding obligations of the Purchaser and is enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally.

           5.3. NO CONFLICTS. The execution, delivery and performance by the Purchaser of this Agreement will not conflict with or violate the Certificate of Incorporation or Bylaws of the Company or violate any other agreement to which the Purchaser is a party, or otherwise contravene, conflict with or result in a violation of, any federal, state, local, municipal, foreign, international, multi-national or other administrative order, constitution, law, ordinance, regulation or statute, or give any individual, corporation, partnership, governmental authority or regulatory body or any other person the right to prevent the consummation of the sale of the Shares contemplated hereby.

           5.4. PURCHASER ACKNOWLEDGMENTS AND REPRESENTATIONS. The Purchaser is acquiring the Shares for its own account and not for the account of any other Person. The Purchaser acknowledges and represents: (i) that it is aware that the Shares are not registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") and are subject to the restrictions thereof, including pursuant to Rule 144 promulgated thereunder; (ii) that no federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of the Purchaser's investment in the Shares; (iii) that there are risks of loss associated with the Purchaser's purchase of the Shares; (iv) that the investment in the Shares is an illiquid investment and the Purchaser may bear the risk of its investment for an indefinite period of time; and (v) that it is a an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment and is able to bear such financial risk.. The Purchaser understands and agrees that the following restriction and limitation is applicable to Purchaser's investment in the Shares pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D:


      "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO COUNSEL FOR THIS COMPANY, IS AVAILABLE."

           5.5. The foregoing statement will be affixed as a legend on all certificates representing the Shares.


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


           5.6. NO CONSENTS. No consent, authorization, order or approval of, or filing or registration with, any Governmental Entity, is required to be made or obtained by the Purchaser for or in connection with the sale by the Company of the Shares to the Purchaser as contemplated hereby or the receipt by Fox of such Shares.

           5.7. NO BROKER. The Purchaser has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

     6. CONDITIONS TO OBLIGATIONS OF THE PURCHASER. Unless waived, in whole or in part, in writing by the Purchaser, the obligations of the Purchaser to purchase the Shares shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

           6.1. AMENDMENT OF ARTICLES OF INCORPORATION. Prior to the IPO or Initial Private Sale, the Company will file a Certificate of Amendment to its Articles of Incorporation in a form mutually agreeable to the Company and the Purchaser, authorizing the issuance of Class B Stock.

           6.2. ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

           6.3. PERFORMANCE OF AGREEMENTS. The Company shall have performed in all material respects all obligations and agreements contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

           6.4. OFFICER'S CERTIFICATE. The Purchaser shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to the effect of Sections 6.2 and 6.3.

           6.5. THE SHARES. The Company shall be prepared to deliver one or more certificates for all the Shares to the Purchaser upon the Closing.

           6.6. NO INJUNCTIONS. None of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction that prohibits the consummation of the sale of the Shares to the Purchaser contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

           6.7. NO ADVERSE ENACTMENTS. There shall not have been any statute, rule, regulation or order promulgated, enacted or issued by any Government Entity or court of competent jurisdiction which would make the consummation of the sale of the Shares hereunder illegal.

     7. CONDITIONS TO OBLIGATIONS OF THE COMPANY. Unless waived, in whole or in part, in writing by the Company, the obligations of the Company to issue and sell the Shares as contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:


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           7.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Purchaser contained herein shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

           7.2. PERFORMANCE OF AGREEMENTS. The Purchaser shall have performed in all material respects all obligations and agreements contained in this Agreement to be performed or complied with by it prior to or at the Closing Date. 7.3. OFFICER'S CERTIFICATE. The Company shall have received a certificate signed on behalf of the Purchaser by the chief executive officer and chief financial officer of the Purchaser to the effect of Sections 7.1 and 7.2.

           7.4. NO ADVERSE ENACTMENTS. There shall not have been any statute, rule, regulation or order promulgated, enacted or issued by any Government Entity or court of competent jurisdiction which would make the consummation of the sale of the Shares hereunder illegal.

           7.5. NO BREACH OF CREDIT AGREEMENT OR SENIOR NOTES INDENTURES; CONSENTS, Etc. The consummation of the transactions contemplated by this Agreement, including without limitation each of the Closings, shall not constitute, cause or result in any Default (as that term is defined in the Credit Agreement) or Event of Default (as that term is defined in the Credit Agreement) or breach or default under any of the Loan Documents (as that term is defined in the Credit Agreement), and the Company shall have obtained all such consents, waivers and amendments under, of or to the Credit Agreement and Loan Documents as are necessary to enable the consummation of the transactions contemplated by this Agreement, including without limitation each of the Closings, without constituting, causing or resulting in any such Default or Event of Default under the Credit Agreement, or breach or default under any of the Loan Documents; and the consummation of the transactions contemplated by this Agreement, including without limitation each of the Closings, shall not constitute, cause or result in any Event of Default (as that term is defined in each of the Senior Notes Indentures).

           7.6. NO INJUNCTIONS. None of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction that prohibits the consummation of the sale of the Shares to the Purchaser contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

           7.7. PURCHASE PRICE. The Purchaser shall have paid the Purchase Price for all the Shares to the Company in the amount and manner contemplated hereby.

     8. COVENANTS OF THE PURCHASER. The Purchaser hereby covenants and agrees as follows: Subject to the terms and conditions of this Agreement, the Purchaser agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. The Purchaser hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to intentionally and knowingly take any action with the intention and knowledge that such action would make any of its representations


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


or warranties contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling it from performing its obligations under this Agreement.


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


     9. COVENANTS OF THE COMPANY.

           9.1. CONDUCT OF BUSINESS. The Company hereby covenants and agrees as follows: Subject to the terms and conditions of this Agreement, the Company agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions provided for by this Agreement. The Company hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to intentionally and knowingly take any action with the intention and knowledge that such action would make any of its representations or warranties contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling it from performing its obligations under this Agreement. Without limiting the generality of the foregoing, and except as contemplated by this Agreement, prior to the Final Closing Date, the Company will not, without the prior written consent of Purchaser:

               (a) Propose or adopt any amendments to the Articles of Incorporation or Bylaws of the Company;

               (b) Issue, sell or repurchase, or authorize or propose the issuance, sale or repurchase of any shares of capital stock of the Company, or securities convertible into such shares, or any rights, warrants or options to acquire such shares or other convertible securities; or

               (c) Sell, lease, dispose of, convey or transfer or agree to sell, lease, dispose of, convey or transfer substantially all of the assets of the Company, except for sales in the ordinary course of business.

           9.2. REPAYMENT OF CREDIT AGREEMENT. The Company shall, on or before the Closing Date for each Closing, apply the Purchase Price for such Closing to repayment of the indebtedness owing under the Credit Agreement, PROVIDED, HOWEVER, that the Company shall have complied with this Section 9.2 if (a) it shall have made an Intercompany Loan to any of the Borrowers in the amount of the Purchase Price for such Closing and (b) the Borrower to which such Intercompany Loan is made uses the funds so lent to repay indebtedness under the Credit Agreement in the amount of the funds so lent.

           9.3. CONSENTS, WAIVERS AND AMENDMENTS TO CREDIT AGREEMENT. The Company shall use its reasonable best efforts to obtain such consents, waivers and amendments under, of or to the Credit Agreement and Loan Documents as the Company reasonably believes are necessary to enable the consummation of the transactions contemplated by this Agreement without constituting, causing or resulting in any such Default or Event of Default under the Credit Agreement, or breach or default under any of the Loan Documents.

     10. TAG ALONG RIGHTS.

           10.1. TAG ALONG RIGHTS. If the Company enters into an agreement (or series of related agreements) to transfer or sell to one or more persons who, directly or indirectly, own less than 10 percent of the outstanding Common Stock of the Company (a "THIRD PARTY") any number of shares of Common Stock of the Company (such transfer or sale, a "TAG ALONG SALE"), then the Purchaser shall

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have the obligation to participate in such Tag Along Sale. The Purchaser will be entitled to sell all of its shares of Common Stock of the Company before the Company is entitled to sell any shares.

           10.2. SALE NOTICE. The Company shall provide the Purchaser with written notice (the "TAG ALONG SALE NOTICE") not more than 60 nor less than 10 days prior to the proposed date of the Tag Along Sale (the "TAG ALONG SALE Date"). Each Tag Along Sale Notice shall set forth: (i) the name and address of each Third Party; (ii) the number of shares of Common Stock proposed to be transferred or sold; (iii) the proposed amount and form of consideration to be paid for such shares of Common Stock and the terms and conditions of payment offered by the proposed transferee or purchaser, provided that if the form of consideration proposed is other than cash, the Company may not require the Purchaser's participation in the sale without the Purchaser's consent; (iv) confirmation that the proposed purchaser or transferee has been informed of the "Tag Along Rights" provided for herein and has agreed to purchase the shares of the Purchaser before purchasing any shares from the Company; and (v) the Tag Along Sale Date.

           10.3. TAG ALONG PARTICIPATION. Upon receipt by the Purchaser of the Tag Along Sale Notice, each of the Purchaser and the Company shall take all actions necessary for the Purchaser to convert its Class B Stock into Common Stock, including, if applicable, the filing of a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"). Upon conversion of the Class B Stock and receipt of notice of termination of the waiting period under the HSR Act, if applicable, the Company and the Purchaser shall have the right to consummate the Tag Along Sale with the Third Party on the terms and conditions included in the Tag Along Sale Notice.

     11. REGISTRATION RIGHTS.

           11.1. RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its Common Stock under the Securities Act (other than a registration on Form S-4 or Form S-8 or any successor or similar forms), and the registration form to be used may be used for the registration of the shares of Common Stock (a "PIGGYBACK REGISTRATION"), whether or not for sale for its own account, the Company will give prompt written notice to the Purchaser of its intention to effect such registration and will include in such registration all shares of the Common Stock of the Company held by the Purchaser, to the extent such number of shares is not greater than the number to be registered. Upon receipt of such notice from the Company, the Purchaser will convert the Class B Stock into the number of shares of Common Stock to be sold in the Piggyback Registration.

           11.2. PRIORITY. If in a Piggyback Registration, the managing underwriters advise the Company in writing that in their opinion the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering within a price range reasonably acceptable to the Company, the Company will include in such registration (i) first, the Common Stock of the Company that the Purchaser will sell and (ii) second, the Common Stock of the Company that the Company proposes to sell.

           11.3. REGISTRATION EXPENSES. The Company shall pay all Registration Expenses relating to any registration of shares of Common Stock hereunder. "Registration Expenses" shall include all fees and expenses incident to the Company's performance of or compliance with this Agreement, including without

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limitation: (i) Securities and Exchange Commission, stock exchange or National
Association of Securities Dealers, Inc. registration and filing fees and all listing fees with respect to the inclusion of the securities on a stock exchange, (ii) fees and expenses of compliance with state securities or "blue sky" laws, including without limitation, reasonable fees and expenses of blue sky counsel, (iii) printing expenses, (iv) messenger and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) reasonable fees and expenses of one counsel for the Purchaser, (vii) fees and disbursements of all independent public accountants and (viii) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities.

11.4. INDEMNIFICATION. In the event any of the Purchaser's Common Stock is included in a registration statement under this Agreement:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless the Purchaser and each of its officers, directors, employees and agents against any losses, claims, damages or liabilities to which the Purchaser or its officers, directors, employees or agents may become subject under the Securities Act, the Securities Exchange Act of 1934 or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and the Company will reimburse the Purchaser for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing for use in connection with such registration by, or on behalf of, the Purchaser.

               (b) To the extent permitted by law, the Purchaser will indemnify and hold harmless the Company, each of its officers, directors, agents or employees, and each Person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, agent, employee, officer or controlling Person, may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished in writing by, or on behalf of, the Purchaser for use in connection with such registration; and the Purchaser will reimburse any legal or other expenses reasonably incurred by the Company or any such agent, employee, director, officer or controlling Person, in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld.

               (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for the indemnified party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable period of time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section to the extent prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

               (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party or insufficient to hold it harmless with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations.
                    The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things whether the untrue or alleged untrue statements of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     12. POST-CLOSING COVENANTS; TERMINATION. The Company and the Purchaser agree to execute such further documents or instruments and to take such other actions as are necessary to transfer the Shares to the Purchaser and to otherwise carry out the transactions provided for by this Agreement. Purchaser agrees that, whether or not any Closings occur and whether or not the Final Closing occurs, Purchaser shall not make any claim, assert or pursue any right or remedy under this Agreement or otherwise take any action, that (as to any of the foregoing) would either (a) constitute, cause or result in any Default (as that term is defined in the Credit Agreement) or Event of Default (as that term is defined in the Credit Agreement) or breach or default under any of the Loan Documents (as that term is defined in the Credit Agreement), or (b) constitute, cause or result in any Event of Default (as that term is defined in each of the Senior Notes Indentures).

     13. MISCELLANEOUS.

           13.1. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Other than as set forth in the immediately succeeding sentence, no party may assign any of its rights, or delegate any of its duties or obligations, hereunder without the prior written consent of the other party, and any such purported assignment or delegation shall be void AB INITIO. Notwithstanding the foregoing, the Purchaser, its affiliates, and its successors and assigns, may assign their rights and delegate their duties (a) to any successor entity resulting from any liquidation, merger, consolidation, reorganization, or transfer of all or substantially all of the assets or stock of the Purchaser, or (b) to any affiliate of the Purchaser, or (c) to Fox Family Worldwide, Inc.; PROVIDED, that in either case, any such assignee shall expressly assume all of the obligations the Purchaser hereunder.

           13.2. NOTICES. All notices, demands and other communications (collectively, "NOTICES") given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, postage and fees prepaid, by overnight service with a nationally recognized "next day" delivery company such as Federal Express or United Parcel Service, by facsimile transmission, or otherwise actually delivered to the following addresses:

               (a)  IF TO THE PURCHASER:

                    Fox Broadcasting Company
                    10201 West Pico Boulevard
                    Building 100, Room 5015
                    Los Angeles, California 90035

                    WITH A COPY TO:

                    Squadron, Ellenoff, Plesent & Sheinfeld
                    551 Fifth Avenue
                    New York, New York 10176-0001
                    Attention: Stephen H. Kay
                    Fax: 212.697.6686

                    IF TO THE COMPANY:

                    Fox Kids Europe Holdings, Inc.
                    10960 Wilshire Boulevard, Twenty-fourth Floor
                    Los Angeles, California 90024
                    Attention:  Mel Woods
                    Fax:  310.235.5552

                        WITH A COPY TO:

                    Troop Steuber Pasich Reddick & Tobey, LLP
                    2029 Century Park East, Twenty-fourth Floor
                    Los Angeles, California 90067-3010

                    Attn:  Thomas Glen Leo
                    Fax:  310.728.2209

Any Notice shall be deemed duly given when received by the addressee thereof. Any of the parties to this Agreement may from time to time change its address for receiving notices by giving written notice thereof in the manner set forth above.

           13.3. AMENDMENT: WAIVER. No provision of this Agreement may be waived unless in writing signed by all of the parties to this Agreement, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended, supplemented or otherwise modified only by a written agreement executed by all of the parties to this Agreement.

           13.4. JURISDICTION. The parties hereto irrevocably submit to the non-exclusive jurisdiction of the state and federal courts located in California for the purposes of any suit, action or other proceeding arising out of this Agreement (and agree not to commence any action, suit or proceeding relating hereto except in such courts). Each party hereto hereby irrevocably designates the following individual as its designee, appointee and agent to receive, for and on behalf of it, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement or any document related thereto: the Company designates Mel Woods; and the Purchaser designates Jay Itzkowitz. It is understood that a copy of such process serviced on such agent will be promptly forwarded by mail to it at its address set forth in
Section 13.2 hereof, but the failure to receive such copy shall not affect in any way the service of such process. Each of the parties hereto further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its said address, such service to become effective upon confirmed delivery. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the state or federal courts located in California, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such action, suit or proceeding brought in any such court that such action, suit or proceeding has been brought in an inconvenient forum.


           13.5. GOVERNING LAW. This Agreement shall be governed by and construed both as to validity and performance and enforced in accordance with the laws of the State of California without giving effect to the choice of law principles thereof.

           13.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

           13.7. REMEDIES CUMULATIVE. Each of the various rights, powers and remedies shall be deemed to be cumulative with, and in addition to, all the rights, powers and remedies which either party may have hereunder or under applicable law relating hereto or to the subject matter hereof, and the exercise or partial exercise of any such right, power or remedy shall constitute neither an exclusive election thereof nor a waiver of any other such right, power or remedy.

           13.8. HEADINGS. The section and subsection headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

           13.9. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

           13.10. EXPENSES. Each party shall pay its own costs, expenses, including without limitation, the fees and expenses of their respective counsel and financial advisors.

           13.11. ENTIRE AGREEMENT. This Agreement constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof and there are no other agreements or understandings, written or oral, in effect between the parties relating to such subject matter except as expressly referred to herein.

           13.12. PUBLICITY. The Purchaser and the Company agree that press releases and other announcements with respect to the transactions contemplated hereby shall be subject to mutual agreement; PROVIDED, HOWEVER, that either party may make such announcement as, in the opinion of its counsel, such party is required to make pursuant to applicable law, but in such event such party shall, to the extent practicable, give the other party reasonable prior notice and an opportunity to comment on the proposed announcement.

           13.13. SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party or parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief, without the posting of bond or other security, in addition to any other remedy to which it or they may be entitled, at law or in equity.

           13.14. NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their permitted successors and assigns.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    COMPANY

                                    FOX KIDS EUROPE HOLDINGS, INC.


                                    By:  /s/ Stan Golden
                                       -----------------------------
                                    Its:
                                        ----------------------------




                                    PURCHASER

                                    FOX BROADCASTING COMPANY


                                    By:  /s/ Jay Itzkowitz
                                       -----------------------------
                                    Its:
                                        ----------------------------